EXHIBIT 10.5

                                                              September 22, 2006

Wilbert van den Hoek
Novellus Corporation
4000 North 1st Street
San Jose, CA. 95134


RE: Agreed Milestones Under the Extended Collaboration Agreement between Neah Power Systems, Inc. (a state of Washington corporation) and Novellus Systems, Inc.

Dear Wilbert:

Set forth below are the agreed Milestones that were to be reasonably negotiated in the ninety (90) days following the date of the Letter Agreement and Warrant. All of the terms and conditions relating to these Milestones are stated in the Letter Agreement dated May 22, 2006, except as otherwise stated herein.

     1. Ten (10) percent of the Warrants granted to Novellus to purchase 4,705,000 shares of the Common Stock of Neah Power Systems, Inc., the Nevada corporation, issued as part of the Letter Agreement and Warrant exchange between Neah and Novellus dated May 22, 2006 (hereinafter such Warrants are referred to as the "Warrants"), shall vest in full on the satisfaction of the following project Milestone, targeted for the end of Q4, 2006:

               Completion of a 10 W PPFC, i.e., a fully self contained fuel cell capable of producing 10 Watts of power continuously for 5 hours using one cartridge. The 10 W PPFC Prototype is to be in an elongated BA 5590 form factor including cartridge, all as specified by Thales.

     2. Fifteen (15) percent of the Warrants shall vest in full on the satisfaction of the following project Milestone, targeted for the end of Q3, 2007:

               Completion of a fully self-contained fuel cell capable of producing 45 Watts of peak power and 300WH capability at 20 Watts average operating power. The prototype meeting these specifications is to be in a BA 5590 form factor including cartridge, all as specified by Thales.

     3. Fifty (50) percent of the Warrants shall vest in full on the satisfaction of all of the following project Milestones, targeted for the end of Q4, 2007:

               o Establishment of a pilot production line to assemble completed fuel cells.

               o Finalization of a 200 mm process flow, based on commercially available equipment, and identification of a foundry that is capable and willing to run the process.

               o Demonstration of the viability of achieving porous silicon membrane production with a total cost (i.e., projected tool amortization cost per wafer plus consumables cost per wafer) of $30 or less per wafer.

     4. Twenty-five (25) percent of the Warrants shall vest in full on the satisfaction of all of the following project Milestones, targeted for the end of Q1, 2008:

               o Reduction of the electrode catalyst loading from its current 30 mgcm(-2) to less than 8 mgcm(-2). Neah's 2007 goal is to demonstrate viability of a 10 mgcm(-2) loading.

               o Development of a plan to scale Neah's fuel cell production process to commercial volumes, and to adapt it to commercially available equipment.

               These four (4) Milestones set forth above are each targeted to be completed on or before the date specified in the specified Milestone ("Target Date"). However, it is agreed that:

               o If the Milestone is completed on or before 120 days following the Target Date, there will be no penalty and 100% of the Warrants scheduled to vest under the Milestone will vest in Novellus;

               o If the Milestone is completed after 120 days following the Target Date but on or before 210 days following the Target Date, there will be a one-third penalty and only 66.67% of the Warrants scheduled to vest under the Milestone will vest in Novellus;

               o If the Milestone is completed after 210 days following the Target Date but on or before 300 days following the Target Date, there will be a two-third penalty and only 33.33% of the Warrants scheduled to vest under the Milestone will vest in Novellus;

               o If the Milestone is completed after 300 days following the Target Date, there will be a 100% penalty and 0% of the Warrants scheduled to vest under the Milestone will vest in Novellus;


If the foregoing accurately reflects the substance of our mutual agreement and understanding relating to the Milestones, please so indicate by executing and returning a copy of this Milestone Letter in the space provided below.

                                                              Very truly yours,


NEAH POWER SYSTEMS, INC.
(a Nevada corporation)


         /s/ Daniel Rosen
         ----------------
By:      Daniel Rosen
Its:     Chairman of the Board of Directors



NEAH POWER SYSTEMS, INC.
(a Washington corporation)

         /s/ Daniel Rosen
         ----------------
By:      Daniel Rosen
Its:     Chairman of the Board of Directors

AGREED AND ACCEPTED AS OF THE DATE OF THIS LETTER:

NOVELLUS SYSTEMS, INC.


         /s/ Wilbert van den Hoek
         ------------------------
By:      Wilbert van den Hoek
Its:     Executive Vice President